                                                                   Exhibit 10.12

                               AMENDMENT NO. 1 TO

                         COMMON STOCK PURCHASE AGREEMENT

                  This Amendment No. 1 (this "Amendment") to the Common Stock
                                              ---------
Purchase Agreement (the "Purchase Agreement"), dated as of February 13, 2002, by
                         ------------------
and among TiVo Inc., a Delaware corporation (the "Company") and Acqua Wellington
                                                  -------
North American Equities Fund, Ltd., an international business company incorporated under the laws of the Commonwealth of The Bahamas (the "Purchaser"), is made by and between the Company and the Purchaser as of March
 ---------
1, 2002. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Purchase Agreement.

                  WHEREAS, the parties to the Purchase Agreement desire to amend the Purchase Agreement as set forth below.

                  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

          1. Section 4.4(b) of the Purchase Agreement is hereby deleted and replaced with the following:

               (b) In addition to the limitations set forth in Section 4.6 and
          Section 6.3 hereof, the Company will not issue pursuant to this Agreement and the Purchaser will not purchase pursuant to this Agreement any shares of the Company's Common Stock which, when aggregated with the 2,147,239 shares of Common Stock issued pursuant to the Common Stock Purchase Agreement, dated as of December 21, 2001, by and between the Company and the Purchaser, would result in the issuance by the Company to the Purchaser of more than 19.9% of the shares of the Company's Common Stock issued and outstanding as of December 21, 2001, unless permitted by the Nasdaq or an Alternative Market.

          2. Except as hereby specifically amended or modified, the terms of the Purchase Agreement, as amended by this Amendment, shall remain in full force and effect.

          3. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

          4. This Amendment may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

                            [Signature pages follow.]

                  The parties have executed this Amendment No. 1 to Common Stock Purchase Agreement as of the date first written above.

                                    TIVO INC.

                             /s/ David H. Courtney
                             --------------------------------------------
                             By: David H. Courtney
                             Title: Chief Financial Officer



                             ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND, LTD.


                             /s/ R. Perry Pinder
                             --------------------------------------------
                             By: R. Perry Pinder
                             Title: Vice President







                                      S-1